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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bancinsurance Corporation of our report dated January 30, 2004, included in the 2003 Annual Report to Shareholders of Bancinsurance Corporation.

Our audit also included the financial statement schedules of Bancinsurance Corporation listed in Item 15(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements on Form S-8 pertaining to the 1984 Stock Option Plan, the 1994 Stock Option Plan and the 2002 Stock Incentive Plan of our report dated January 30, 2004 with respect to the consolidated financial statements of Bancinsurance Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Bancinsurance Corporation for the year ended December 31, 2003.

/s/ Ernst &Young LLP

Columbus, Ohio
March 22, 2004